Exhibit 10.1

Execution Version

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This SECURITIES PURCHASE AND EXCHANGE AGREEMENT (the “Agreement”) is entered into as of February 25, 2025 by and among N2OFF, Inc., a Nevada corporation, with an office address of HaPardes 134 (Meshek Sander), Neve Yarak, Israel (“N2OFF” or the “Purchaser”), MitoCareX Bio Ltd., a private company incorporated under the laws of the State of Israel, whose principal address is at 40 Gordon Street, Givatayim, Israel (“MitoCareX”), SciSparc Ltd., a public company incorporated under the laws of the State of Israel, whose principal address is at 20 Raul Wallenberg St., Tel Aviv, Israel (“SciSparc”), Dr. Alon Silberman, Israeli ID Number 033264292 , residing at 40 Gordon Street, Givatayim, Israel (“Alon”), Prof. Ciro Leonardo Pierri, bearer of Italian passport No. YA7291658, residing at Via dello stadio 19, 74021 Carosino (TA), Italy (“Ciro”, together with SciSparc and Alon, the “Sellers”). Each of N2OFF, MitoCareX, SciSparc, Alon and Ciro shall be referred to as a “Party” and collectively, the “Parties”.

WHEREAS, MitoCareX is a drug discovery company utilizing its generated knowledge and know-how in the field for potentially targeting each of the 53 human mitochondrial carriers;

WHEREAS, the Sellers are the holders and/or beneficial owners of 100% of the issued and outstanding share capital of MitoCareX on a fully diluted basis; and

WHEREAS, the Purchaser desires to acquire from each of the Sellers their respective ordinary shares, nominal (par) value NIS 0.01 each, of MitoCareX (the “Ordinary Shares”), thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Purchaser, in accordance with the terms provided herein.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SECURITIES PURCHASE AND EXCHANGE

Section 1.01 Securities Purchase. On the terms and subject to the conditions set forth in this Agreement, at the Closing, SciSparc shall transfer and sell to the Purchaser 6,622 Ordinary Shares (“SciSparc’s Purchased Shares”), in consideration for a cash payment equal to $700,000 (the “Cash Payment”); notwithstanding the foregoing, the sale of SciSparc’s Purchased Shares to the Purchaser shall be subject to and contingent upon the transfer of Alon’s Shares, Ciro’s Shares and SciSparc’s Exchanged Shares (each as defined below) to the Purchaser.

Section 1.02 Securities Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a) the Purchaser shall issue and deliver:

(1)	shares of common stock, par value $0.0001 per share (the “Common Stock”) to Alon representing 15.50% of the capital stock of the Purchaser on a Fully-Diluted Basis, calculated as of immediately following the Closing;

(2)	shares of Common Stock to Ciro representing 7.75% of the capital stock of the Purchaser on a Fully-Diluted Basis, calculated as of immediately following the Closing; and

(3)	shares of Common Stock to SciSparc representing 16.75% of the capital stock of the Purchaser on a Fully-Diluted Basis, calculated as of immediately following the Closing;

(collectively, the “Exchanged Common Stock”); and

(b) in consideration for the Exchanged Common Stock, each of the Sellers shall transfer to the Purchaser the number of Ordinary Shares as listed below with respect to such Seller, calculated based on the Valuations, such that:

(1)	Alon shall transfer to the Purchaser 11,166 Ordinary Shares, which shall represent 100% of the Ordinary Shares owned by Alon as of immediately prior to the Closing (“Alon’s Shares”);

(2)	Ciro shall transfer to the Purchaser 5,584 Ordinary Shares, which shall represent 100% of the Ordinary Shares owned by Ciro as of immediately prior to the Closing (“Ciro’s Shares”); and

(3)	SciSparc shall transfer to the Purchaser 12,066 Ordinary Shares, which together with SciSparc’s Purchased Shares shall represent 100% of the Ordinary Shares owned by SciSparc as of immediately prior to the Closing (“SciSparc’s Exchanged Shares” together with SciSparc’s Purchased Shares, the “SciSparc Shares”, and the SciSparc Exchanged Shares together with Alon’s Shares and Ciro’s Shares, the “Exchanged Ordinary Shares”).

(c) As additional consideration for the Exchanged Ordinary Shares, Alon, Ciro and SciSparc shall receive, collectively, 30% of the gross proceeds of each financing transaction of the Purchaser consummated within five (5) years of the Closing Date, to be divided among them as follows: SciSparc- 15% of such gross proceeds; Alon- 10% of such gross proceeds; and Ciro- 5% of such gross proceeds; to be paid to them within twenty (20) days of the receipt by Purchaser of any gross proceeds as aforesaid, provided, however, that the maximum aggregate amount payable to SciSparc, Alon and Ciro pursuant to this Section 1.02(c) shall be US$1,600,000 (US$800,000 to SciSparc; US$533,333 to Alon; and US$266,667 to Ciro).

The issuance of the Exchanged Common Stock and any Additional Purchaser Stock (as defined below) (collectively the “Purchaser Consideration Stock”), in consideration for the Exchanged Ordinary Shares shall be referred to herein as the “Share Exchange”.

Section 1.03 Milestone Issuances of Common Stock. Following the Closing, the Sellers will receive such number of additional shares of Common Stock, for no additional consideration, that reflects an aggregate amount of up to 25% of the issued and outstanding capital stock of the Purchaser on a Fully-Diluted Basis calculated as of immediately following the Closing (the “Additional Purchaser Stock”), which Additional Purchaser Stock, if the respective Milestones are achieved as set forth below, shall be duly issued in installments based on the achievement of each Milestone, as set forth in Schedule 1.03 attached hereto, and shall be allocated amongst the Sellers as follows: 50% of any Additional Purchaser Stock to SciSparc; 33.33% to Alon; and 16.67% to Ciro. Each respective portion of the Additional Purchaser Stock shall be deemed earned and issuable upon the fulfilment of the respective milestones set forth in Schedule 1.03 (each a “Milestone”), and shall be issued to the Sellers within five (5) business days after the achievement of the respective Milestone. The Sellers’ eligibility to receive Additional Purchaser Stock shall terminate on December 31, 2028, such that if a specific Milestone is not achieved and therefore the right to receive the respective number of Additional Purchaser Stock issuable upon the achievement of such Milestone is not earned by December 31, 2028, the right to receive the number of Additional Purchaser Stock attributable to any such non-achieved Milestone pursuant to this Section 1.03 shall terminate. If there is a dispute between the Parties as to whether or not a Milestone was achieved, and they are unable to reach agreement within ten (10) days, the Parties shall in good faith mutually agree on an independent third party that shall be delegated absolute discretion to determine whether or not a Milestone was achieved, and such determination shall be final and binding upon all Parties absent manifest error.

Section 1.04 Board Composition. Effective as of the Closing, the board of directors of MitoCareX shall be reconstituted so as to consist of three (3) directors, all of whom shall be appointed by N2OFF.

Section 1.05 Signatory Rights. Effective as of the Closing, MitoCareX shall adopt amended signatory rights in such form and substance as shall be approved by N2OFF prior to the date thereof (the “Signatory Rights”).

Section 1.06 Amended and Restated Articles. MitoCareX shall adopt effective as of the Closing the Amended and Restated Articles of Association in the form attached hereto as Annex A (the “Restated Articles”). The Exchanged Ordinary Shares shall have and confer upon N2OFF the rights, preferences, privileges and restrictions set forth in the Restated Articles, as may be amended from time to time in accordance with their terms.

Section 1.07 Employment and Compensatory Arrangement for Alon. Simultaneously with the Closing, Alon shall enter into an amended employment agreement (the “Amended CEO Agreement”) with N2OFF and MitoCareX in connection with his employment as the Chief Executive Officer of MitoCareX, in the form attached hereto as Schedule 1.07(a), and N2OFF and Alon shall enter into a restricted stock unit agreement in the form attached hereto as Schedule 1.07(b) (the “Restricted Stock Unit Agreement”), which Restricted Stock Unit Agreement shall grant Alon restricted stock units of N2OFF (“RSUs”) representing 5% of the capital stock of N2OFF on a Fully-Diluted Basis (calculated as of immediately following the Closing), pursuant to N2OFF’s 2022 Share Incentive Plan without any requirement for Alon to pay an exercise price or provide other consideration. Such RSUs shall vest quarterly, in equal installments, over a period of three years beginning as of the Closing Date and until the third anniversary of the Closing Date, subject to Alon’s continued employment with MitoCareX.

Section 1.08 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on such date (the “Closing Date”) that all conditions precedent and obligations of the Parties to consummate such Transactions contemplated hereby, including as set forth in Section 1.11 below, are satisfied or waived by the respective Party, at such location to be determined by the Parties. Either Party may terminate this Agreement in the event that the Closing Date shall not have occurred within ninety (90) days of the date hereof; provided, however, that the right to terminate this Agreement pursuant to this Section 1.08 shall not be available to any party hereto (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or (ii) that is in material breach of this Agreement.

Section 1.09 Closing Deliverables.

(a) Delivery by N2OFF. At Closing, N2OFF shall deliver:

to each of the Sellers:

(1)	letter of good standing as of the Closing Date

(2)	share transfer deeds, to each of the Sellers, with respect to the Exchanged Ordinary Shares duly executed by the Purchaser

(3)	evidence of the instructions to the transfer agent of the Purchaser for the issuance of the Exchanged Common Stock in the name of each Seller

(4)	true and correct copies of written resolutions, or minutes of a meeting, of the board of directors of N2OFF, approving and adopting in all respects the execution, delivery and performance of this Agreement and the Transactions contemplated hereby, including the Amended CEO Agreement and the Restricted Share Unit Agreement.

to SciSparc:

(1)	evidence of payment of the Cash Payment to SciSparc

to each of Alon and MitoCareX:

(1)	the Amended CEO Agreement signed by N2OFF

to Alon:

(1)	the Restricted Share Unit Agreement signed by N2OFF

(b) Delivery by each of Alon and Ciro. At Closing, each of Alon and Ciro shall deliver to N2OFF:

(1)	a duly completed and executed Regulation S Questionnaire, in the form attached hereto as Annex B

(c) Delivery by Alon: At Closing, Alon shall deliver:

to each of N2OFF and MitoCareX:

(1)	the Amended CEO Agreement signed by Alon

to N2OFF:

(1)	the Restricted Share Unit Agreement signed by Alon

(d) Delivery by SciSparc. At Closing, SciSparc shall deliver:

to N2OFF, Alon and Ciro:

(1)	true and correct copies of written resolutions, or minutes of a meeting, of the audit committee, board of directors and shareholders (if applicable) of SciSparc, approving and adopting in all respects the execution, delivery and performance of this Agreement and the Transactions contemplated hereby.

(2)	letter of good standing (or the jurisdictional equivalent) as of the Closing Date to N2OFF:

(1)	a duly completed and executed Regulation S Questionnaire, in the form attached hereto as Annex B

(2)	confirmation of receipt of the Cash Payment

(e) Delivery by MitoCareX. At Closing, MitoCareX shall deliver:

to N2OFF and Alon:

(1)	the Amended CEO Agreement signed by MitocareX

to N2OFF:

(1)	the Disclosure Schedule, duly certified by an office holder of MitoCareX

(2)	true and correct copies of written resolutions, or minutes of a meeting, of the board of directors and shareholders of MitoCareX, approving and adopting in all respects the execution, delivery and performance of this Agreement and the Transactions contemplated hereby, including the Restated Articles and Signatory Rights

(3)	letter of good standing (or the jurisdictional equivalent) as of the Closing Date

(4)	copy of the register of shareholders of MitoCareX, certified by an office holder of MitoCareX, in which the Exchanged Ordinary Shares are registered in the name of N2OFF

(5)	audited financial statements of MitoCareX as of December 31, 2024 prepared in accordance with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods indicated and such other interim financial statements as shall be required upon Closing for purposes of complying with the Purchaser’s reporting obligations under the Exchange Act and other applicable laws and regulations as may be required, as shall be notified by Purchaser to MitoCareX as soon as practicable after becoming aware of the need for such interim financial statements

(6)	the Restated Articles of MitoCareX

Section 1.10 Conditions to Closing. The respective obligations of each of the Parties to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Delivery of the items set forth in Section 1.09 of this Agreement.

(b) Approval by the stockholders of N2OFF of the execution, delivery and performance of this Agreement and the Transactions contemplated hereby.

(c) No Injunctions. In connection with each of N2OFF, SciSparc and MitoCareX, no statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated herein.

(d) Israel Tax Authority. The Parties shall have obtained a ruling issued by the Israel Tax Authority, in form and substance reasonably acceptable to the Parties

(e) Representations and Warranties. The representations and warranties made by each of the Parties herein shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing.

(f) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by either Party on or prior to the Closing shall have been performed or complied with in all material respects.

Section 1.10 Taxes. Each of the Parties shall separately bear the tax consequences arising from the issuances, transfers and deliveries of the Ordinary Shares and Common Stock, as applicable.

Section 1.11 Certain Terms. The following terms shall have the following meanings unless otherwise provided herein:

(a) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(b) “Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, co-sale, tag along or drag along right, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(c) “Fully-Diluted Basis” means 27,734,248 shares of Common Stock in accordance with the table set forth in Schedule 1.11(c) and any additional shares of Common Stock, Options or Convertible Securities issued or granted after the date hereof and on or before Closing.

(d) “Material Adverse Effect” or “Material Adverse Change” shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of each of the Parties taken as a whole.

(e) “Options” means any rights, warrants or options to subscribe for or purchase (i) Common Stock or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification, reorganization or reclassification of such Common Stock or (ii) Convertible Securities.

(f) “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

(g) “subsidiary” means, with respect to any Person (as defined below), any entity controlled by such Person and “control” shall mean with respect to any entity, the direct or indirect ownership of (i) more than 50% of the voting rights or the issued and outstanding share capital, or the equivalent, of such entity, or (ii) the right to appoint a majority of the board of directors or of an equivalent governing body of such entity, whether by agreement or otherwise. The words “controls” and “controlled” shall have correlative meanings.

(h) “Transaction Documents” means this Agreement and the other agreements, instruments or documents entered into in connection with this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF N2OFF

N2OFF represents and warrants to, and covenants with, each of the Sellers that, as of the date hereof, and as of the Closing (as if made on the Closing Date), except for those representations and warranties and covenants that speak of a different date:

Section 2.01 Exchanged Common Stock. The Exchanged Common Stock shall represent 40.0% of the capital stock of N2OFF on a Fully-Diluted Basis (calculated immediately following the Closing).

The Purchaser Consideration Stock, including the Exchanged Common Stock, any Additional Purchaser Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be duly and validly issued, fully paid and non-assessable, issued in compliance with all applicable laws, and free and clear of Encumbrances. All preemptive, participation and other similar rights with respect to the issuance of the Purchaser Consideration Stock as contemplated hereunder have been fully waived or have lapsed prior to the date hereof. The offer, sale and issuance of the shares of the Purchaser Consideration Stock to be issued pursuant to this Agreement constitute transactions exempted from the registration requirements of Section 15 of the Securities Act and the Israeli Securities Law, 1968, as amended. The rights, privileges and preferences of the shares of the Purchaser Consideration Stock are as stated in the Articles of Incorporation and Bylaws, as may be amended from time to time in accordance with their terms (the “Charter Documents).

Section 2.02 Organization, Standing and Corporate Power.

(a) N2OFF is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and each of its Subsidiaries (as defined below) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each of N2OFF and its Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. N2OFF is not in violation of its Charter Documents and no Subsidiary is in violation of its respective charter documents or the equivalent thereof in its jurisdiction of incorporation

(b) A complete list of all of the material subsidiaries of N2OFF, including their jurisdiction of incorporation, is set forth in Schedule 2.02 attached hereto (each a “Subsidiary” and together the “Subsidiaries”).

Section 2.03 Capital Structure. The authorized capital stock of N2OFF consists of (i) 495,000,000 shares of common stock, $0.0001 par value, of which (a) 15,335,618 shares are issued and outstanding as of the date hereof, (b) 12,396,058 shares are subject to Options or warrants or other Convertible Securities, which are outstanding as of the date hereof, and (c) 2,572 shares are the subject of commitments that N2OFF has committed to issue to certain recipients, other than the Sellers, following the date hereof, and (ii) 5,000,000 shares of preferred stock, $0.0001 par value, of which none are issued and outstanding. Immediately following the Closing, the authorized capital stock of N2OFF will consist of (i) 495,000,000 shares of common stock, $0.0001 par value, of which (a) 52,314,615 shares will be issued and outstanding, (b) 40,130,306 shares will be subject to Options or warrants or other Convertible Securities, and (c) 2,572 shares which will be the subject of commitments that N2OFF has committed to issue to certain recipients, other than the Sellers, following the Closing, and (ii) 5,000,000 shares of preferred stock, $0.0001 par value, none of which none will be issued and outstanding. Except as disclosed in the N2OFF Reports (as defined below) and as set forth herein, there are no outstanding bonds, debentures, notes, Convertible Securities, Options, or other indebtedness or other securities of N2OFF having the right to vote or the right to participate in or receive dividends (or convertible into, or exchangeable for, securities having the right to vote or the right to participate in or receive dividends) on any matters of which stockholders of N2OFF are entitled to vote on. Except as disclosed in N2OFF Reports and as set forth herein, there are no outstanding securities, Convertible Securities, Options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which N2OFF is a party or by which it is bound obligating N2OFF to issue, deliver or sell, or cause to be issued, delivered or sold, additional Common Stock of N2OFF or other equity or voting securities of N2OFF or obligating N2OFF to issue, grant, extend or enter into any such Convertible Securities, Option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of N2OFF to repurchase, redeem or otherwise acquire or make any payment in respect of any Common Stock of N2OFF or any other securities of N2OFF. Except for registration rights granted to L.I.A. Pure Capital Ltd. with respect to warrants to purchase 1,850,000 shares of Common Stock and corresponding anti-dilution rights as disclosed in the N2OFF Reports, there are no agreements or arrangements pursuant to which N2OFF is or could be required to register its Common Stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) or other agreements or arrangements with or among any holders of N2OFF or with respect to any securities of N2OFF.

Section 2.04 Authority; Non-Contravention.

(a) N2OFF has all requisite authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by N2OFF and the consummation by N2OFF of the transactions contemplated by this Agreement and the other Transaction Documents have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of N2OFF.

(b) This Agreement and the other Transaction Documents have been duly executed and delivered by and constitute valid and binding obligations of N2OFF, enforceable in accordance with their terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of N2OFF or its Subsidiaries under, (i) the Charter Documents of N2OFF or the equivalent documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to N2OFF or any of its Subsidiaries or their respective properties or assets, or (iii), any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to N2OFF, any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to N2OFF or could not prevent, hinder or materially delay the ability of N2OFF to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to N2OFF or any of its Subsidiaries in connection with the execution and delivery of this Agreement by N2OFF or the consummation by N2OFF of any of the transactions contemplated by this Agreement.

(c) At meetings duly called and held prior to the execution of this Agreement, the board of directors of N2OFF unanimously (among those present and voting at a duly convened meeting at which a quorum was present throughout) (i) determined that this Agreement and the transactions contemplated hereby, including the Amended CEO Agreement, the Restricted Share Unit Agreement and the issuance of the Purchaser Consideration Stock, are advisable; (ii) approved this Agreement, the Transaction Documents and the transactions contemplated hereby, including the Amended CEO Agreement, the Restricted Share Unit Agreement and the issuance, as and when issuable pursuant to the terms hereof, of the Purchaser Consideration Stock.

Section 2.05 Company Reports.

(a) Since January 1, 2023 , N2OFF has filed all forms, reports and documents with the U.S. Securities and Exchange Commission (“SEC”) that have been required to be filed by it under applicable laws prior to the date hereof (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “N2OFF Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each N2OFF Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, each as in effect on the date such N2OFF Report was filed, and (ii) each N2OFF Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of N2OFF, none of the N2OFF Reports is the subject of any pending SEC review or investigation or to the knowledge of N2OFF any threatened investigation or review.

(b) As of the date hereof, there are no outstanding unresolved comments with respect to any of the N2OFF Reports noted in any written comment letter from the SEC.

(c) None of the Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

(d) No principal executive officer of N2OFF has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any N2OFF Report, except as disclosed in certifications filed with the N2OFF Reports. Since January 1, 2023, neither N2OFF nor any of its principal executive officers has received notice from any governmental entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. For purposes of this Section 2.05(d), “principal executive officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(e) The financial statements included in the N2OFF Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The financial statements included in the N2OFF Reports have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”), and fairly represent the financial position of N2OFF and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the omission of certain footnotes. Except as set forth in the N2OFF Reports, N2OFF has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of N2OFF or in the notes thereto.

(f) N2OFF maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (ii) that receipts and expenditures are executed in accordance with the authorization of management; and (iii) that any unauthorized use, acquisition or disposition of N2OFF’s assets that would materially affect N2OFF’s financial statements would be detected or prevented in a timely manner.

(g) Since January 1, 2023, neither N2OFF nor any of its Subsidiaries (nor, to the knowledge of N2OFF, any employee thereof) nor N2OFF’s independent auditors has identified or been made aware of any (i) significant deficiency or material weakness in the system of internal accounting controls utilized by N2OFF and its Subsidiaries, other than as disclosed in the N2OFF Reports; (ii) fraud, whether or not material, that involves N2OFF’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by N2OFF and its Subsidiaries; or (iii) claim or allegation regarding any of the foregoing.

(h) Neither N2OFF nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among N2OFF or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose of such arrangement is to avoid disclosure of any material transaction involving N2OFF or any its Subsidiaries in N2OFF’s consolidated financial statements.

(i) Since January 1, 2023, (i) neither N2OFF nor any of its Subsidiaries nor, to the knowledge of N2OFF, no director, officer, employee, auditor, accountant, consultant or representative of N2OFF or any of its Subsidiaries has received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that N2OFF or any of its Subsidiaries has engaged in accounting or auditing practices in violation of applicable law or applicable requirements of GAAP.

(j) Since January 1, 2023, (i) to the knowledge of N2OFF, no employee of N2OFF or any of its Subsidiaries has provided information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law of the type described in Section 806 of the Sarbanes-Oxley Act by N2OFF or any of its Subsidiaries and (ii) neither N2OFF nor any of its Subsidiaries nor, to the knowledge of N2OFF, any director, officer, employee, contractor, subcontractor or agent of N2OFF or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of N2OFF or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(k) Neither N2OFF nor any of its Subsidiaries has any liabilities required to be disclosed by GAAP other than (i) liabilities reflected or otherwise reserved against in the N2OFF balance sheet; (ii) liabilities under this Agreement; (iii) incurred in connection with the preparation and negotiation of this Agreement or the consummation of the transactions contemplated by this Agreement, including fees and expenses payable to any accountant, outside legal counsel or financial advisor in connection therewith; (iv) executory obligations under any contract to which N2OFF is a party or is bound and that are not in the nature of breaches that are required by GAAP to be disclosed in a balance sheet; and (v) liabilities incurred in the ordinary course of business since the date of the N2OFF balance sheet that would not have a Material Adverse Effect on N2OFF.

Section 2.06 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of N2OFF, threatened against N2OFF or any of its Subsidiaries. Neither N2OFF nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

Section 2.07 Compliance.

(a) N2OFF has not been advised, nor does N2OFF have reason to believe, that it, and each of its Subsidiaries, is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business and neither N2OFF nor any of its Subsidiaries is in conflict with, or in default, breach or violation of, in any material respect, any applicable law, rule or regulation or order applicable to N2OFF or its Subsidiaries or by which any property or asset of N2OFF or its Subsidiaries is bound or affected, where such conflict, default, breach or violation would reasonably be expected to have a Material Adverse Effect on N2OFF.

(b) Neither N2OFF nor any of its Subsidiaries has received any written notice of or been charged with the violation of any law and there is no threatened action or proceeding against N2OFF under any of such laws. N2OFF and each of its Subsidiaries is not in violation of or default under (i) N2OFF’s currently effective Charter Documents, or (ii) any order, writ, injunction, decree or judgment of any court or any governmental department, commission or agency, domestic or foreign, to which it is subject or by which it is bound. N2OFF and each of its Subsidiaries has obtained all franchises, permits, licenses, consents and any similar authorizations that are material to its business, under applicable law, and are in compliance with such franchises, permits, licenses, consents and similar authorizations. N2OFF and each of its Subsidiaries’ assets are not subject to any restriction or limitation or require a license or registration under applicable laws relating to marketing, export or import controls. Without limiting the generality of the foregoing, neither N2OFF nor any of its Subsidiaries is using or developing, or otherwise engaged in, encryption technology or other technology whose development, commercialization or export is restricted.

Section 2.08 Absence of Certain Changes.

Except for actions expressly contemplated by this Agreement, since January 1, 2023 through the date of this Agreement there has not been any Material Adverse Effect on N2OFF.

Section 2.09 Material Agreements. All material agreements to which N2OFF or any of its Subsidiaries is a party are included as part of or specifically identified in the N2OFF Reports to the extent required by the rules and regulations of the SEC as in effect at the time of filing (“N2OFF Material Agreements”). Except for the N2OFF Material Agreements, N2OFF and its Subsidiaries have no material contracts. Neither N2OFF nor, any of its Subsidiaries or to N2OFF’s Knowledge any other party to any of the N2OFF Material Agreements, is in breach of or default under any of such contracts.

Section 2.10 Taxes.

(a) Except as disclosed in the N2OFF Reports, N2OFF and each of its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and all such tax returns were true, correct and complete in all respects and has paid or accrued all taxes shown as due thereon, and N2OFF has no knowledge of a tax deficiency which has been or might be asserted or threatened against it or against any of its Subsidiaries.

(b) N2OFF has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the last two years; and neither N2OFF nor any of its Subsidiaries does or has ever engaged in a reportable transaction under Treas. Reg. § 1.6011-4(b).

Section 2.11 Conformity of Descriptions. The Purchaser Consideration Stock, as and when issued, will conform in all material respects to the descriptions of the Common Stock contained in the N2OFF Reports and other filings with the SEC.

Section 2.12 Disclosure Controls. N2OFF has in place disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that (i) all material information that is required to be disclosed by N2OFF in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to N2OFF’s principal executive officer and N2OFF’s principal financial officer or Persons performing similar functions for preparing such reports within the time periods specified in the rules and forms of the SEC; and (ii) all such information is accumulated and communicated to N2OFF’s management as appropriate to allow timely decisions regarding required disclosure.

Section 2.13 Export Control and Import Laws.

(a) To the knowledge of N2OFF, N2OFF and each of its Subsidiaries has conducted their import and export transactions in accordance, in all material respects, with applicable provisions of Israeli, U.S. and other trade laws of the countries where it conducts business.

(b) To the knowledge of N2OFF, N2OFF and each of its Subsidiaries have obtained all export licenses and other approvals required for their exports of products, software and technologies from Israel, the U.S. or any other country from which N2OFF or any of its Subsidiaries exports products, software or technologies, in each case except as would not, individually or in the aggregate, result in a Material Adverse Effect on N2OFF. To the knowledge of N2OFF, N2OFF and each of its Subsidiaries are in compliance in all material respects with the terms of such applicable export licenses or other approvals

Section 2.14 Anti-Bribery Laws. Neither N2OFF, any of its Subsidiaries, any of their respective officers, directors, employees, nor, to the knowledge of N2OFF, any of their respective agents or other Persons acting on their behalf has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, or (ii) made, promised, offered, or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign in violation of any provision of the FCPA or any other anti-bribery laws (but, in each case, only to the extent such anti-bribery law is applicable to N2OFF or such Subsidiary), (iii) taken any act or omission in violation of such applicable anti-bribery laws, or (iv) received any allegation regarding potential or actual violations of such applicable anti-bribery laws. N2OFF and its Subsidiaries have maintained accurate books and records and adopted and implemented internal controls, policies and procedures designed to ensure compliance with applicable anti-bribery laws.

Section 2.15 Related Party Transactions. Except as set forth in the N2OFF Reports or compensation or other employment arrangements in the ordinary course of business and except to the extent not required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, there are no transactions, agreements, arrangements or understandings between N2OFF or any of its Subsidiaries, on the one hand, and any affiliate (including any officer or director, but not including any wholly owned subsidiary of N2OFF) thereof or any stockholder that beneficially owns 5% or more of the outstanding shares of Common Stock, on the other hand.

Section 2.16 Brokers; Fees and Expenses. There is no investment banker, broker, finder or similar agent or other Person that has been retained by or is authorized to act on behalf of N2OFF or any of its Subsidiaries who is entitled to any financial advisor’s, brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated hereby.

Section 2.17

(a) Purchase Entirely for Own Account. The Exchanged Ordinary Shares proposed to be acquired by N2OFF hereunder will be acquired for investment for N2OFF’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and N2OFF has no present intention of selling, granting any participation in or otherwise distributing the Exchanged Ordinary Shares, except in compliance with applicable securities laws. N2OFF further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Exchanged Ordinary Shares.

(b) N2OFF (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in MitoCareX and its securities and the purchase of the Exchanged Ordinary Shares from the Sellers.

Section 2.18 Disclosure. All disclosure provided to the Sellers regarding N2OFF, its Subsidiaries and their business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by N2OFF with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers, severally, as to itself, and not jointly, represents and warrants to N2OFF that, as of the date hereof, and as of the Closing (as if made on the Closing Date), except for those representations and warranties that speak of a different date:

Section 3.01 Exchanged Ordinary Shares. The Exchanged Ordinary Shares of such Seller shall represent 100% of such Seller’s ownership of Ordinary Shares as of immediately prior to the Closing.

Section 3.02 SciSparc Authorization; Validity. SciSparc is duly incorporated and validly existing under the laws of the State of Israel and is not a “breaching company” (within the meaning of Section 362.A of the Israeli Companies Law, 5759-1999 (the “Israeli Companies Law”)). SciSparc has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action required to be taken by SciSparc’s board of directors in order to authorize SciSparc to enter into this Agreement and all exhibits, schedules and ancillary documents thereto, and to transfer the SciSparc Shares at the Closing. All action on the part of the officers of SciSparc necessary for the execution and delivery of the Agreement, the performance of all obligations of SciSparc under the Agreement to be performed as of the Closing, and the issuance and delivery of the SciSparc Shares has been taken. This Agreement having been duly executed and delivered and, assuming due execution and delivery by the other party, constitutes the valid and binding obligation of the parties, enforceable in accordance with its terms and conditions except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium laws, and other laws of general application affecting the enforcement of creditors’ rights and remedies generally.

Section 3.03 Consents. Each Seller has obtained each consent, approval, permit, declaration, registration, and authorization of, and made each filing with, any person, including any applicable court, governmental or regulatory authority, commission, administrative agency, and non-governmental third party, if any, necessary for such Seller to consummate the Transactions contemplated hereunder.

Section 3.04 Non-Contravention. The execution and delivery of this Agreement by such Seller does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the Exchanged Ordinary Shares of such Seller under, (i) the charter documents of such Seller (as applicable), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to such Seller or its respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to such Seller or its respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate would not reasonably be expected to prevent, hinder or materially delay the ability of such Seller to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to such Seller in connection with the execution and delivery of this Agreement by such Seller or the consummation by such Seller, as the case may be, of any of the transactions contemplated by this Agreement.

Section 3.05 Title to Seller Shares. Each of the Sellers represents and warrants as to itself that it has good, marketable and valid title to and unrestricted power to vote and sell the Exchanged Ordinary Shares owned by it, free and clear of any Encumbrances and, upon purchase and payment therefor and delivery to N2OFF in accordance with the terms of this Agreement, the Purchaser will obtain good, marketable and valid title to and unrestricted power to vote the Exchanged Ordinary Shares of such Seller. To such Seller’s knowledge, the Exchanged Ordinary Shares held by such Seller have been duly authorized and validly issued to it and are fully paid and non-assessable. The transfer of the Exchanged Ordinary Shares held by such Seller to N2OFF is not subject to any right of first refusal, preemptive, co-sale, tag-along or drag-along right or other comparable obligations or restrictions that have not been validly waived.

Section 3.06 Acquisition of Exchanged Common Stock for Investment.

(a) Purchase Entirely for Own Account. The Exchanged Common Stock proposed to be acquired by such Seller hereunder will be acquired for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Seller has no present intention of selling, granting any participation in or otherwise distributing the Exchanged Common Stock issued to it, except in compliance with applicable securities laws. The Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Exchanged Common Stock being issued to it.

(b) The Seller (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in N2OFF and its securities.

(c) The Seller understands that the sale of the Exchanged Common Stock is not registered under the Securities Act and that the issuance hereof to the Seller is intended to be exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder (“Regulation S”). The Seller is, and on each date on which it exercises any warrants issued to it pursuant to the terms hereof to purchase shares of Common Stock, it will be either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9) or (a)(12) under the Securities Act or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act; (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; or (iii) a “non-US person,” as such term is defined in Regulation S and as set forth in Annex B hereto. The certificates representing the Exchanged Common Stock issued to the Seller shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES [OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) The Seller acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) The Seller acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in N2OFF and its securities. To the full satisfaction of the Seller, it has been furnished all materials that it has requested relating to N2OFF and the issuance of the Exchanged Common Stock hereunder.

(f) The Seller understands that the Exchanged Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchanged Common Stock or any available exemption from registration under the Securities Act, the Exchanged Common Stock may have to be held indefinitely and the Seller further acknowledges that the Exchanged Common Stock issued to it may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, the Purchaser’s compliance with the reporting requirements under the Exchange Act.

(g) The Seller has conducted its own investigation with respect to N2OFF, its business and the Exchanged Common Stock; has received or otherwise had access to all information regarding N2OFF that it believes is necessary or appropriate in connection with its receipt of the Exchanged Common Stock, including financial and other information which has been publicly filed by N2OFF with the SEC through EDGAR; (c) has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other considerations relevant to its receipt of the Exchanged Common Stock; and (d) has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of its prospective receipt of the Exchanged Common Stock.

(h) The Seller hereby represents and warrants that as of the Closing Date:

(1)	is a “non-US person” as defined in Regulation S as promulgated under the Securities Act and is not purchasing the Exchanged Common Stock for the account of or benefit of a U.S. Person or a person within the United States;

(2)	was not offered the Exchanged Common Stock in the United States;

(3)	did not execute or deliver this Agreement, in the United States;

(4)	did not cause any buy order for the Exchanged Common Stock to originate in the United States;

(5)	has no intention to distribute either directly or indirectly any of the Exchanged Common Stock in the United States, and each Seller will not offer, sell or otherwise transfer, directly or indirectly, any of the Exchanged Common Stock in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states, or pursuant to available exemptions therefrom; and

(6)	did not receive the offer to purchase the Exchanged Common Stock as a result of, nor will it engage in, any directed selling efforts (as defined in Regulation S).

Section 3.07 Additional Legend; Consent. Additionally, the Exchanged Common Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and the Seller consents to N2OFF making a notation on its records or giving instructions to any transfer agent of the Exchanged Common Stock in order to implement the restrictions on transfer of the Exchanged Common Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MITOCAREX

MitoCareX hereby represents and warrants to N2OFF that, except as set forth on the Disclosure Schedule delivered to N2OFF on the date hereof and attached hereto as Schedule 4 (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date); except, in each case, as to such representations and warranties that address matters as of a particular date, which are true, correct and complete only as of such date. The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article IV, and the information set forth in any section or subsection of the Disclosure Schedule shall apply to and qualify (a) the representation and warranty set forth in this Agreement to which it corresponds, and (b) whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Agreement for which it is reasonably apparent that such information is relevant to such other section.

“Knowledge” or “knowledge” within this Article IV, with respect to any fact or matter, means the actual knowledge of MitoCareX’s officers and directors of such fact or matter.

Section 4.01 Organization. MitoCareX is a company duly organized and validly existing under the laws of the State of Israel and in good standing (to the extent the jurisdiction of its incorporation recognizes the concept of good standing), and is not a “breaching company” (within the meaning of Section 362.A of the Israeli Companies Law), and has all requisite corporate power and authority to carry on its business as currently conducted.

Section 4.02 Capitalization.

(a) The authorized share capital of MitoCareX is or will be on or immediately prior to the Closing (but following the adoption of the Restated Articles), as set forth in the Restated Articles.

(b) The issued and outstanding shares of MitoCareX are owned of record and beneficially by shareholders set forth in Section 4.02(b) of the Disclosure Schedule.

(c) The issued and outstanding shares of MitoCareX were duly and validly authorized and issued, fully paid and non-assessable, and offered and issued in compliance with the provisions of its articles of association as in effect at the time of each such issuance and in compliance with all applicable corporate and securities laws. None of the issued and outstanding shares of MitoCareX was offered or sold in such a manner as to make the offer, issuance or sale of such shares not exempted from registration requirements under applicable securities law.

(d) There are no outstanding share capital, options, warrants, rights (including conversion, preemptive rights, rights of first refusal or similar rights) or agreements for the purchase from MitoCareX of any of its share capital, or any securities convertible into or exchangeable for shares of MitoCareX (whether now or hereinafter authorized or issued) or that could require MitoCareX to issue, sell or otherwise cause to be outstanding any additional shares of MitoCareX’s share capital or securities convertible or exercisable into shares thereof.

(e) MitoCareX has not granted or agreed to grant registration rights and is not under any contractual obligation to register any of its currently outstanding securities, securities that may hereafter be issued upon conversion thereof, or shares or other securities it may hereafter issue or grant.

(f) MitoCareX has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its share capital.

(g) Upon the Closing, the Exchanged Ordinary Shares shall represent 100% of MitoCareX’s issued and outstanding share capital on a fully diluted basis.

Section 4.03 Authorization. All corporate action on the part of MitoCareX, its directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents and for the performance of all obligations of MitoCareX under the Transaction Documents in accordance with their terms has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by MitoCareX and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of MitoCareX, enforceable against MitoCareX, in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.04 Valid Title. To the knowledge of MitoCareX, the Exchanged Ordinary Shares will be transferred with valid title, free and clear of any liens or encumbrances, charges, judgments, security interests, encumbrances, debt, limitations or restrictions (including, but not limited to, any restriction on the right to sell or otherwise dispose of the Exchanged Ordinary Shares, any mortgage, pledge, charge, title retention, right to acquire, hypothecation, option, right of first offer, tag along or right of first refusal), rights, claims, options to purchase, proxies, voting trusts and other voting agreements, calls and commitments of any kind, or third party rights of any kind.

Section 4.05 No Conflict; Consents. The execution, delivery and performance of the Transaction Documents and the consummation of the Transactions do not and will not (a) result in any conflict with, or a material breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) MitoCareX’s currently effective articles of association; (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which MitoCareX is subject; (iii) any Material Contract (as defined below) to which MitoCareX is a party or by which it is bound; or (iv) any applicable law; (b) result in the creation of any Encumbrance upon any asset of MitoCareX or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to MitoCareX; or (c) require the consent, approval or authorization of, registration, qualification or filing with, or notice to any Person or any federal, state, local or foreign governmental authority or regulatory authority or agency, in each case which would reasonably be expected to have a Material Adverse Effect or to materially adversely affect the ability of MitoCareX to perform its obligations hereunder or thereunder and which has not heretofore been obtained or made or will be obtained or made prior to Closing, except the filing of the Restated Articles and the other required notices with the Israeli Registrar of Companies, each of which shall be made as soon as practicable following the Closing.

Section 4.06 Compliance with Laws and Other Instruments. MitoCareX has not been advised, nor does MitoCareX have reason to believe, that it has not been in compliance, in all material respects, with all applicable laws. MitoCareX has not received any written notice of or been charged with the violation of any law and to its knowledge there is no threatened action or proceeding against MitoCareX under any of such laws. MitoCareX is not in violation of or default under (i) MitoCareX’s currently effective articles of association or (ii) any order, writ, injunction, decree or judgment of any court or any governmental department, commission or agency, domestic or foreign, to which it is subject or by which it is bound. To the knowledge of MitocareX, MitoCareX has obtained all franchises, permits, licenses, consents and any similar authorizations that are material to its business, under applicable law, and is in all material respects in compliance with such franchises, permits, licenses, consents and similar authorizations. MitoCareX’s assets are not subject to any restriction or limitation or requires a license or registration under applicable laws relating to marketing, export or import controls. Without limiting the generality of the foregoing, MitoCareX is not using or developing, or otherwise engaged in, encryption technology or other technology whose development, commercialization or export is restricted under applicable law.

Section 4.07 Directors; Officers. The current directors and officers of MitoCareX are listed on Section 4.07 of the Disclosure Schedule (the “Current MitoCareX Board”). MitoCareX does not have any agreement, obligation or commitment with respect to the election of any member of the Current MitoCareX Board or to the right to nominate an observer to the Current MitoCareX Board or MitoCareX board of directors to be constituted upon the Closing, other than as set forth in the articles of association of MitoCareX, and any such rights shall be waived or lapse upon the Closing. There are no agreements, commitments or understandings of MitoCareX, whether written or oral, with respect to any compensation to be provided to any of their directors or officers.

Section 4.08 Subsidiaries. MitoCareX does not have any direct or indirect subsidiaries.

Section 4.09 Financial Information; Liabilities.

(a) The (i) audited financial statements of MitoCareX as of December 31, 2022, and (ii) audited financial statements of MitoCareX as of December 31, 2023 (the “Financial Statements”) have been provided to N2OFF prior to the date hereof. The Financial Statements have been prepared in accordance with IFRS applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of MitoCareX as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. MitoCareX maintains a standard system of accounting established and administered in accordance with IFRS. MitoCareX has no liabilities required to be disclosed by IFRS that are due and not duly paid, monetary obligations, or debts, whether accrued, absolute or contingent, other than (i) liabilities reflected or otherwise reserved against in the Financial Statements; (ii) liabilities under this Agreement; (iii) liabilities incurred in connection with the preparation and negotiation of this Agreement or the consummation of the transactions contemplated by this Agreement, including fees and expenses payable to any accountant, outside legal counsel or financial advisor in connection therewith; (iv) executory obligations under any contract to which MitoCareX is a party or is bound and that are not in the nature of breaches that are required by IFRS to be disclosed in the Financial Statements; and (v) liabilities, obligations and debts incurred in the ordinary course of business that do not exceed US$10,000 individually and do not exceed US$50,000 in the aggregate (for clarity, excluding any salary obligations pursuant to employment agreements or offer letters with employees). Without derogating from the generality of the foregoing, (i) MitoCareX is not a guarantor of any debt or obligation of another, nor has MitoCareX given any indemnification, loan, security or otherwise agreed to become directly or contingently liable for any obligation of any Person, other than in the ordinary course of business, and no Person has given any guarantee of, indemnity for, or security for, any obligation of MitoCareX; and (ii) MitoCareX has no debt for borrowed funds or pursuant to credit arrangement.

(b) MitoCareX has not maintained any off-the-book accounts or entered into any transactions for any off balance sheet activity.

(c) To the knowledge of MitoCareX none of MitoCareX’s directors or officers has, directly or indirectly, (i) circumvented the internal accounting controls of MitoCareX, (ii) intentionally falsified any of the books, records or accounts of MitoCareX, or (iii) made false or misleading statements to, or attempted to coerce or fraudulently influence, an accountant in connection with any audit, review or examination of the Financial Statements.

Section 4.10 Assets and Properties. MitoCareX has good and marketable title to all of the tangible or personal properties and assets (“Assets”) owned by MitoCareX, which are material to the business of MitoCareX as currently conducted, and such properties and assets are free and clear of all Encumbrances. With respect to the Assets it leases, MitoCareX is in compliance in all material respects with such leases and holds a valid leasehold or license interest free of any Encumbrances, other than those of the lessors of such property or assets securing obligations under such leases. MitoCareX does not own any real property.

Section 4.11 Labor Matters

(a) Employee List. Section 4.11 of the Disclosure Schedule contains a list of all employees of MitoCareX (each, an “Employee”), and correctly reflects as of the date hereof: (i) their name and dates of hire; (ii) their position, full-time or part-time status, including each Employee’s classification as either exempt or non-exempt from the overtime requirements under any applicable law; (iii) their monthly base salary or hourly wage rate, as applicable; (iv) any other compensation payable to them including, compensation payable pursuant to bonus (for the current fiscal year and the most recently completed fiscal year), deferred compensation or commission arrangements, overtime payment, vacation entitlement and accrued vacation or paid time-off balance, travel pay or car maintenance or car entitlement, sick leave entitlement and accrual, recuperation pay entitlement and accrual, entitlement to pension arrangement and/or any other provident fund (including manager’s insurance and education fund), and their respective contribution rates and the salary basis for such contributions, whether such employee, is subject to a Section 14 Arrangement under the Israeli Severance Pay Law - 1963 (“Section 14 Arrangement”) (and, to the extent such employee is subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of their employment and on the basis of their entire salary) and notice period entitlement; (v) for each Israeli employee, the country of employment, citizenship, date of hire, manager’s name and work location and any material special circumstances (such as leave of absence) and (vi) any promises or commitments made to any of the Employees, whether in writing or not, with respect to any future changes or additions to their compensation or benefits. Other than their salary, no Employee is entitled to any payment or benefit that may be reclassified as part of their determining salary for all intent and purposes, including for the social contributions.

(b) Contractors.

(1) Section 4.11(b) of the Disclosure Schedule contains a list of all material consultants, advisory board member and independent contractors, including services providers, manpower companies and their employees, and freelancers engaged by MitoCareX (each, a “Contractor”) and, for each, as of the date hereof, such Person’s compensation and benefits, the initial date of such Person’s engagement, the term of the engagement, prior notice entitlement and whether such engagement has been terminated by written notice by either party thereto. All current and former Contractors were rightly classified as contactors and all such Person’s agreements do not create employer-employee relations between such Persons and MitoCareX. MitoCareX has never had any liability with respect to any misclassification of any Contractor as an independent contractor. To the knowledge of MitocareX, no Contractor has a basis for a claim or any other allegation that such Person was not rightly classified as an independent contractor.

(2) MitoCareX has paid in full to all of its respective Contractors all compensation due and payable to such Contractors on or prior to the date of this Agreement.

(3) To the knowledge of MitoCareX, no Contractor is in material violation of any term of any engagement with such Contractor. MitoCareX has not received any written notice alleging that any such violation has occurred.

(c) MitoCareX has complied, in all material respects, with all applicable employment laws, policies, procedures and agreements relating to employment, and terms and conditions of employment of its respective Employees. MitoCareX has paid in full to all of its respective Employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date of this Agreement. MitoCareX has complied in all material respects with the applicable laws relating to the proper withholding and remittance to the proper tax and other authorities of all sums required to be withheld from employees under applicable laws with respect to its respective Employees or Contractors.

The liability of MitoCareX for any obligations to pay any amount of severance payment, pension, and other social benefits and contributions, under applicable law or contract, or any other payment of substantially the same nature, is fully funded by deposit of funds in severance funds, pension funds, and, as applicable, managers insurance policies or provident funds.

(d) To the knowledge of MitoCareX, no Employee is in material violation of any term of any employment contract. MitoCareX has not received any written notice alleging that any such violation has occurred.

(e) MitoCareX is not a party to, bound by or subject to, and no Employees benefits from, any collective bargaining agreement, extension orders (tzavei harchava) (other than extension orders that apply to all employees in Israel generally), or other contract or arrangement with a labor union, trade union or other organization or body, to provide benefits or working conditions beyond the minimum benefits and working conditions required by applicable law. No labor union has requested to represent any of the Employees, nor does MitoCareX have Knowledge of any labor organization activity involving the Employees. There is no strike or other labor dispute involving MitoCareX and the Employees pending or, to the knowledge of MitoCareX, threatened.

(f) No Conflict. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transactions, will or may (either alone or upon the occurrence of any additional or subsequent events): (i) constitute an event under any MitoCareX employee agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any of the Employees; or (ii) result in any obligation to pay any directors, officers, employees, consultants, independent contractors, former directors, officers, employees, consultants or independent contractors of any MitoCareX severance pay or termination, retention or other benefits.

(g) Labor-Related Claims. To the knowledge of MitoCareX, there is no Legal Proceeding (as defined below), claim, labor dispute or grievance pending or threatened or reasonably anticipated relating to any employment contract, compensation, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy, long-term disability policy, safety, retaliation, immigration or discrimination matter involving any Employee, including charges of unfair labor practices or harassment complaints. There is no Legal Proceeding pending with any Contractor.

Section 4.12 Intellectual Property.

(a) As used herein, the following terms have the meanings indicated below:

(1) “MitoCareX Intellectual Property” means any and all MitoCareX Owned Intellectual Property and any and all Third-Party Intellectual Property that is licensed to MitoCareX.

(2) “MitoCareX Intellectual Property Agreements” means any contract governing any MitoCareX Intellectual Property to which MitoCareX is a party, except for contracts for Third-Party Intellectual Property that is generally, commercially available software.

(3) “MitoCareX Owned Intellectual Property” means any and all Intellectual Property that is owned by or purported to be owned by MitoCareX.

(4) “MitoCareX Personal Data” means any Personal Data that is in the possession of MitoCareX.

(5) “MitoCareX Privacy Policies” means, collectively, any and all (i) of MitoCareX data privacy and security policies, whether applicable internally, or otherwise made available by MitoCareX to any Person as obligations towards such Person, (ii) obligations and commitments and contracts with third parties relating to the Processing of data of such third parties.

(6) “MitoCareX Products” means all products currently under development by MitoCareX.

(7) “MitoCareX Registered Intellectual Property” means the Israeli, United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (C) registered Internet domain names; and (D) registered copyrights and applications for copyright registration, in each case registered or filed in the name of, or owned by MitoCareX.

(8) “MitoCareX Trade Secrets” means all Trade Secrets owned (or co-owned) by MitoCareX.

(9) “Governmental Grant” means any grant, loan or reimbursement arrangement provided by any governmental entity.

(10) “Intellectual Property” means (A) Intellectual Property Rights; and (B) Proprietary Information and Technology.

(11) “Intellectual Property Rights” means any and all of the following and all rights (including database rights) in, arising out of, or associated therewith, throughout the world: patents, utility models, and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights in inventions and discoveries anywhere in the world, including invention disclosures, common law and statutory rights associated with trade secrets, confidential and proprietary information and know-how, industrial designs and any registrations and applications therefor, trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name applications and registrations, Internet and World Wide Web URLs or addresses, data, copyrights, copyright registrations and applications therefor and all other rights corresponding thereto, moral and economic rights of authors and inventors, however denominated and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.

(12) “Personal Data” means any data or information relating to a natural person in any media or format where the person can be identified directly or indirectly either from such data or information or from the combination of such data or information with other data or information that is in the possession of a Party, including a natural person’s name, street address, telephone number, e-mail address, photograph, factors specific to his/her physical, physiological, mental, economic, cultural or social identity, social security number, driver’s license number, passport number or customer, account number, geo-location data, voice recording, video recording, Internet Protocol address, device identifier, or other persistent identifier, “information” as defined by the Israeli Privacy Protection Law, 1981 (whether or not such “information” constitutes “sensitive information” as defined thereunder), or any other piece of information that allows the identification of a natural person or is otherwise considered personally identifiable information or personal data under any Privacy Laws.

(13) “Privacy Laws” means (i) each applicable law applicable to the protection or Processing or both of Personal Data, and direct marketing, emails, text messages or telemarketing; and (ii) guidance issued by a governmental entity that pertains to one of the laws, rules, or standards outlined in part (i) of this definition.

(14) “Process” or “Processing” means, with respect to data, the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, disclosure, dissemination or combination of MitoCareX Personal Data.

(15) “Proprietary Information and Technology” means any and all of the following: works of authorship, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, models, tooling, prototypes, breadboards and other devices, data, data structures, databases, data compilations and collections, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential ideas and information, know-how and information maintained as trade secrets, tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, customer lists and supplier lists and any and all instantiations or embodiments of the foregoing or any Intellectual Property Rights in any form and embodied in any media.

(16) “Third-Party Intellectual Property” means any and all Intellectual Property owned by any Person other than MitoCareX.

(17) “Trade Secrets” means all inventions (whether or not patentable) and improvements thereto, know-how, research and development information, business plans, specifications, designs, processes, process libraries, technical data, customer data, financial information, pricing and cost information, bills of material, or other confidential information exclusively owned by a Person, including any formula, pattern, compilation, program, device, method, technique, or process, that (i) provides an actual or potential independent economic value from not being generally known to and not being readily ascertainable by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(b) As of the date hereof, MitoCareX Intellectual Property constitutes all of the Intellectual Property necessary for MitoCareX’s conduct of the business of MitoCareX as currently conducted, without: (i) the need for MitoCareX to acquire or license any other Third Party Intellectual Property Right, and (ii) the breach or violation of any contract. MitoCareX has not transferred ownership of, or agreed to transfer ownership of, or granted any exclusive licenses to, or agreed to grant any exclusive licenses to any MitoCareX Owned Intellectual Property to any third party. No third party has any ownership right, title, interest, claim in or lien on any of the MitoCareX Owned Intellectual Property (excluding for the avoidance of doubt non-exclusive licenses granted by MitoCareX to its distributors, users and customers in the ordinary course of business). Section 4.12(b) of the Disclosure Schedule lists all MitoCareX Registered Intellectual Property, and the jurisdictions in which it has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made as well as a complete and correct list of all material unregistered trademarks, trade names, and service marks used by MitoCareX; and all actions that are required to be taken by MitoCareX vis-à-vis the applicable authorities with which such MitoCareX Registered Intellectual Property was registered or filed within 90 days of the date hereof with respect to such MitoCareX Registered Intellectual Property in order to avoid prejudice to, impairment or abandonment of such MitoCareX Registered Intellectual Property (including without limitation all office actions, provisional conversions, annuity or maintenance fees or re-issuances). Each item of MitoCareX Registered Intellectual Property that has been issued by a governmental authority is valid and all registration, maintenance and renewal fees currently due in connection with such MitoCareX Registered Intellectual Property or any pending applications therefor have been paid and all documents, recordations and certificates in connection with such MitoCareX Registered Intellectual Property that were required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in which such MitoCareX Registered Intellectual Property has been filed, for the purposes of prosecuting, maintaining and perfecting such MitoCareX Registered Intellectual Property and recording MitoCareX’s ownership interests therein. All such applications have been pursued in a diligent and commercially reasonable manner. For the avoidance of doubt, no assurance is provided that any patent applications will be allowed registration as patents or that once issued will not be held to be invalid, and any failure to be so allowed, or so held, shall not be considered a breach of a representation or warranty herein.

(c) Governmental Grants.

(i) Section 4.12(c) of the Disclosure Schedule identifies each Governmental Grant that has been or is provided to MitoCareX or for which MitoCareX has applied and a decision is pending. Except for Section4.12(c) of the Disclosure Schedule, MitoCareX has never received any Governmental Grant. MitoCareX has provided to N2OFF accurate and complete copies of: (i) all applications and related documents and correspondence submitted by MitoCareX to any governmental entity in connection with Governmental Grants and (ii) all certificates of approval and letters of approval (and supplements thereto) granted to MitoCareX by any governmental entity in connection with Governmental Grants. In each such application submitted by or on behalf of MitoCareX, all information required by such application has been disclosed accurately and completely in all material respects, MitoCareX has not made any material misstatements of fact and any non-material disclosures that are not accurate or complete would not cause the loss of the Government Grant obtained by such application. There are no undertakings of MitoCareX given in connection with any Governmental Grant. MitoCareX is in compliance in all material respects with the terms, conditions, requirements and criteria of all Governmental Grants, including all reporting requirements as per applicable law, except for any noncompliance with such Governmental Grants that would not cause MitoCareX to lose a material benefit or incur any material liability and has duly fulfilled all conditions, undertakings and other obligations relating thereto. Except as set forth in Section 4.12(c) of the Disclosure Schedule, no governmental entity: (i) has awarded any participation or provided any support to MitoCareX; or (ii) to the knowledge of MitoCareX, is or may become entitled to receive any royalties or other payments from MitoCareX on account of a Governmental Grant provided to MitoCareX prior to the Effective Date.

(ii) No items of MitoCareX Owned Intellectual Property were developed or derived from, in whole or in part, funding or resources provided by any Governmental Entity or regulatory authority.

(d) Company Products. Section 4.12(d) of the Disclosure Schedule lists all MitoCareX Products that have been made available for use or purchase by MitoCareX, including any product or service currently under development and scheduled for commercial release within 90 days of the date hereof, for each such MitoCareX Product (and each version thereof) identifying its release date.

(e) Private Grants. At no time during the conception of or reduction to practice of any of the MitoCareX Owned Intellectual Property was MitoCareX, or any developer, inventor or other contributor to such MitoCareX Owned Intellectual Property operating under any grants from any private source, performing research sponsored by any private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that would reasonably be expected to adversely affect, restrict or in any manner encumber MitoCareX’s rights in such MitoCareX Owned Intellectual Property. No facilities of a university, college, other educational institution or research center was used in the development of the MitoCareX Owned Intellectual Property.

(f) Invention Assignment and Confidentiality Agreement. MitoCareX has secured from all (i) current and former employees and contractors of MitoCareX who independently or jointly contributed to or participated in the conception, reduction to practice, creation or development of any Intellectual Property for MitoCareX, and (ii) named inventors of patents and patent applications owned or purported to be owned by MitoCareX (any Person described in clauses (i) or (ii), an “Author”), written undertakings assigning to MitoCareX all of the Authors’ Intellectual Property in such contribution. No Author has affirmatively retained any rights, licenses, claims or interest whatsoever with respect to any Intellectual Property developed by the Author for MitoCareX. Without limiting the foregoing, MitoCareX has obtained written and enforceable proprietary information and invention disclosure and Intellectual Property assignments from all current and former Authors and, in the case of patents and patent applications, such assignments have been recorded with the relevant authorities in the applicable jurisdiction or jurisdictions. MitoCareX has provided to N2OFF copies of all such forms currently and historically used by MitoCareX, and each proprietary information and invention disclosure and Intellectual Property assignment executed by each Author is substantially similar to the forms MitoCareX has made available to N2OFF.

(g) No Violation. To the knowledge of MitocareX, no current or former employee or contractor of MitoCareX: (i) is in violation of any term or covenant of any contract relating to invention disclosure, invention assignment, non-disclosure, data privacy, non-competition or any other contract with any other party by virtue of such employee’s or contractor’s being employed by, or performing services for, MitoCareX, or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for MitoCareX that is subject to any agreement under which such employee or contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(h) Confidential Information. MitoCareX has taken commercially reasonable steps to protect and preserve the confidentiality of all material confidential or non-public information of MitoCareX (including MitoCareX Trade Secrets) as well as confidential or non-public information provided by any third party (including MitoCareX Personal Data) to MitoCareX under a written obligation of confidentiality (“MitoCareX Confidential Information”). All current and former employees and contractors of MitoCareX and any third party having access to MitoCareX Confidential Information have either executed and delivered to MitoCareX a written legally binding agreement regarding the protection of such MitoCareX Confidential Information or are otherwise legally bound to maintain confidentiality. MitoCareX has implemented and maintains reasonable security, disaster recovery and business continuity plans consistent with industry practices of companies offering similar services, of similar size and having similar resources as MitoCareX. To the knowledge of MitoCareX, MitoCareX has not experienced any material breach of security or other unauthorized access by third parties to MitoCareX Confidential Information, including MitoCareX Personal Data in MitoCareX’s possession, custody or control. There has not been any material failure with respect to any of the computer systems, including software, used by MitoCareX in the conduct of its business that has had a Material Adverse Effect. To the knowledge of MitoCareX, there has been no breach of confidentiality.

(i) Non-Infringement. To the knowledge of MitoCareX, there is no unauthorized use, unauthorized disclosure, infringement, violation or misappropriation of any MitoCareX Owned Intellectual Property by any third party. Since MitocareX’s incorporation, there has not been any legal proceeding before any court or arbitrator for infringement, violation or misappropriation of any MitoCareX Owned Intellectual Property. MitoCareX has not received any written communication regarding any liability for infringement, violation or misappropriation of any Intellectual Property Rights of any third party. To MitoCareX’s knowledge and without conducting any search or investigation, the operation of the business of MitoCareX, including the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any MitoCareX Product and MitoCareX Owned Intellectual Property as previously conducted and as currently conducted by MitoCareX, has not and does not misappropriate or violate any Intellectual Property Rights of any third party. MitoCareX has not been sued in any Legal Proceeding or received any written communications (including any third party reports by users) alleging that MitoCareX has infringed, misappropriated, or violated or, by conducting the business of MitoCareX, would infringe, misappropriate, or violate any Intellectual Property of any other Person or entity. No MitoCareX Owned Intellectual Property or MitoCareX Product is subject to any Legal Proceeding, judgment, writ, decree, stipulation, determination, decision, award, rule, preliminary or permanent injunction, temporary restraining order or other order of any governmental entity or arbitrator (“Order”), settlement agreement or right that restricts in any manner the use, transfer, or licensing thereof or that adversely affects the validity, use or enforceability of any such MitoCareX Owned Intellectual Property.

(j) Licenses; Agreements. MitoCareX has not granted any options, licenses or agreements of any kind relating to any MitoCareX Owned Intellectual Property outside of normal nonexclusive end use terms of service entered into by users of MitoCareX Products in the ordinary course (if any), and MitoCareX is not bound by or a party to any option, license or agreement of any kind with respect to any of MitoCareX Owned Intellectual Property. MitoCareX is not obligated to pay any royalties, fees or other payments to any Person (other than salaries payable to employees and contractors, not contingent on or related to use of their work product and commissions on sales payable to employees) or third parties in their role as inventor, owner or licensor of, or other claimant to, any Intellectual Property with respect to the marketing, sale, distribution, manufacture, license or use of any MitoCareX Products or MitoCareX Owned Intellectual Property.

(k) Other Intellectual Property Agreements. With respect to the MitoCareX Intellectual Property Agreements:

(i) Each such agreement is valid and subsisting and has, where required of MitoCareX, been duly recorded or registered;

(ii) MitoCareX is not (or will not be as a result of the execution and delivery or effectiveness of this Agreement or the performance of MitoCareX’s obligations under this Agreement), in breach of any MitoCareX Intellectual Property Agreement and the consummation of the Transactions will not result in the modification, cancellation, termination, suspension of, or acceleration of any payments, rights, obligations, or remedies with respect to any MitoCareX Intellectual Property Agreements, or give any non-MitoCareX party to any MitoCareX Intellectual Property Agreement the right to do any of the foregoing;

(iii) To the knowledge of MitoCareX, no counterparty to any MitoCareX Intellectual Property Agreement is in material breach thereof;

(iv) At and immediately following the Closing, MitoCareX will be permitted to continue to exercise all of its rights under the MitoCareX Intellectual Property Agreements to the same extent MitoCareX would have been able to had the transactions under this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that MitoCareX would otherwise be required to pay;

(v) There are no material disputes or private or governmental action, inquiry, claim, proceeding, suit, hearing, litigation, audit or investigation, in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom, in each case by or before any governmental entity or arbitrator (“Legal Proceeding”) pending or threatened in writing, regarding any MitoCareX Intellectual Property Agreements, or performance under any such agreements including with respect to any payments to be made or received by MitoCareX thereunder;

(vi) No MitoCareX Intellectual Property Agreement requires MitoCareX to include any Third-Party Intellectual Property in any MitoCareX Product or obtain any Person’s approval of any MitoCareX Product at any stage of development, licensing, distribution or sale of that MitoCareX Product;

(vii) None of the MitoCareX Intellectual Property Agreements grants any third party exclusive rights to or under any MitoCareX Intellectual Property;

(viii) None of the MitoCareX Intellectual Property Agreements grants any third party the right to sublicense any MitoCareX Intellectual Property;

(ix) MitoCareX has obtained valid, written, perpetual, non-terminable (other than for cause) licenses (sufficient for the conduct of the business of MitoCareX) to all Third-Party Intellectual Property that is incorporated into, integrated or bundled by MitoCareX with any of the MitoCareX Products;

(x) No third party that has licensed Intellectual Property Rights to MitoCareX has ownership or license rights to improvements or derivative works made by MitoCareX in the Third-Party Intellectual Property that has been licensed to MitoCareX; and

(xi) Non-contravention. None of the execution and performance of this Agreement, and the consummation of the transactions under this Agreement, will, by virtue of any agreement to which MitoCareX is currently a party, result in: (i) MitoCareX granting to any third party any right to or with respect to any Intellectual Property Rights or data owned by, or licensed to MitoCareX, (ii) MitoCareX being bound by or subject to, any exclusivity obligations, non-compete or other restriction on the operation or scope of its businesses, (iii) MitoCareX being obligated to pay any royalties or other material amounts to any third party in excess of those payable by it in the absence of this Agreement or the transactions under the Agreement or (iv) any termination of, or other material adverse impact to, any MitoCareX Intellectual Property.

(l) Privacy.

(i) MitoCareX is in compliance in all material respects with applicable Privacy Laws except as would not result in a material liability to MitoCareX.

(ii) MitoCareX has established, and maintains, technical, physical and organizational measures, and security systems and technologies which it reasonably believes to be adequate to protect MitoCareX’s Personal Data against unauthorized Processing.

(iii) To the knowledge of MitoCareX, no breach, security incident, or violation of any unwritten data security policy in relation to MitoCareX’s Personal Data has occurred, and to the knowledge of MitoCareX, there has been no unauthorized Processing of any MitoCareX Personal Data. No circumstance has arisen in which Privacy Laws would require MitoCareX to notify a governmental entity of a data security breach or security incident.

(iv) MitoCareX has not received any notice regarding or nor is it a party to any Legal Proceeding, notice, communication, court order, warrant, complaint, demand, regulatory opinion, audit result, or allegation, from a governmental entity or any other Person (including a data subject): (A) alleging or confirming non-compliance with a relevant requirement of Privacy Laws, (B) requiring or requesting MitoCareX to amend, rectify, cease Processing, de-combine, permanently anonymize, block, or delete MitoCareX Personal Data, (C) permitting or mandating relevant governmental entities to investigate, requisition information from, or enter the premises of, MitoCareX or (D) claiming compensation from MitoCareX in connection with the above. MitoCareX has not been involved in any Legal Proceedings involving a breach or alleged breach of Privacy Laws.

(v) MitoCareX does not knowingly Process, nor has it ever obtained actual knowledge that it is Processing, the Personal Data of any natural Person under the age of 13.

Section 4.13 Material Contracts.

(a) Section 4.13 of the Disclosure Schedule sets forth a complete and accurate list of each of the following Contracts to which the MitoCareX is a party or otherwise bound and that are in effect on the date hereof (any Contract of the nature described below, set forth in Section 4.13 of the Disclosure Schedule, is herein referred to as a “MitoCareX Material Contract”). “Contract” means any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, subleases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, binding letters of intent and purchase orders), including all amendments, supplements, exhibits and schedules thereto.

(i) any Contract providing for payments by or to MitoCareX in any of the years ended December 31, 2023 or 2024 in an aggregate amount of $50,000 or more that is not terminable by MitoCareX on ninety (90) calendar days’ notice or less without premium or penalty;

(ii) (A) any dealer, distributor, joint marketing, strategic alliance, affiliate agreement or similar Contract, or any Contract providing for the grant of rights to reproduce, license, market or sell its products or services to any other Person or relating to the advertising or promotion of the business of MitoCareX or pursuant to which any third parties advertise on any websites operated by MitoCareX or (B) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, independent software vendor, or other Contract for use or distribution of MitoCareX Products or MitoCareX Owned Intellectual Property;

(iii) any Contract terminable by the counterparty thereto upon a change in control of MitoCareX or requiring notification to counterparties in the event of a change in control of MitoCareX;

(iv) (A) any joint venture Contract, (B) any Contract that involves a sharing of revenues, profits, cash flows, expenses or losses with other Persons and (C) any Contract that involves the payment of royalties to any other Person;any Contract (A) with any of its officers, directors, employees or stockholders or any Person who, to MitoCareX’s Knowledge, is a member of their immediate families, other than employment arrangements which are terminable at will with no more than 90 days advance notice, employee invention assignment and confidentiality agreements on MitoCareX’s standard form and option grant and exercise agreements on MitoCareX’s standard form or (B) with any Person with whom MitoCareX does not deal at arm’s length;

(v) any Contract (A) pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to any of the MitoCareX Products or MitoCareX Owned Intellectual Property, (B) containing any non-competition covenants or other restrictions relating to the MitoCareX Products or MitoCareX Owned Intellectual Property (save for employment and/or consulting agreements and/or any Contracts pertaining to open-source licenses) or (C) that materially limits the freedom of MitoCareX to (I) engage or participate, or compete with any other Person, in any line of business, market or geographic area with respect to the MitoCareX Products or the MitoCareX Owned Intellectual Property, or to make use of any MitoCareX Owned Intellectual Property or MitoCareX Personal Data including any grants by MitoCareX of exclusive rights or licenses or (II) sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or services;

(vi) any standstill or similar agreement containing provisions prohibiting a third party from purchasing equity interests of MitoCareX or assets of MitoCareX or otherwise seeking to influence or exercise control over MitoCareX;

(vii) other than “shrink wrap” and similar generally available commercial end-user licenses to software that have an individual acquisition cost of $5,000 per annum or less, all licenses, sublicenses and other Contracts to which MitoCareX is a party and pursuant to which MitoCareX acquired or is authorized to use any Third-Party Intellectual Property used in the development, marketing or licensing of the MitoCareX Products;

(viii) any license, sublicense, or other Contract to which MitoCareX is a party and pursuant to which any Person is authorized to use any MitoCareX Owned Intellectual Property or MitoCareX Personal Data;

(ix) any license, sublicense, or other Contract pursuant to which MitoCareX has agreed to any restriction on the right of MitoCareX to use or enforce any MitoCareX Owned Intellectual Property or pursuant to which MitoCareX agrees to encumber, transfer or sell rights in or with respect to any MitoCareX Owned Intellectual Property or MitoCareX Personal Data Information;

(x) any Contracts relating to the membership of, or participation by, MitoCareX in, or the affiliation of MitoCareX with, any industry standards group or association;

(xi) any Contract providing for the development of any Intellectual Property, independently or jointly, either by or for MitoCareX (other than employee invention assignment agreements and consulting agreements with Contractors on MitoCareX’s standard form of agreement);

(xii) any confidentiality, secrecy or non-disclosure Contract other than any such Contract entered into by MitoCareX in the ordinary course of business;

(xiii) any Contract to license or authorize any third party to manufacture or reproduce any of the MitoCareX Products, or MitoCareX Owned Intellectual Property;

(xiv) any Contract pursuant to which any exclusive licenses or rights, or any covenants not to sue or non-assertion provisions, in or to the MitoCareX Owned Intellectual Property are granted by MitoCareX;

(xv) any Contract containing any guarantee, indemnification or, warranty on the part of MitoCareX other than in the ordinary course of business;

(xvi) any settlement or litigation “standstill” agreement;

(xvii) any Contract or plan (including any share option, merger and/or share bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of MitoCareX share capital or any other securities of MitoCareX or any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such shares, other securities or options, warrants or other rights therefor;

(xviii) any trust indenture, mortgage, promissory note, loan or credit agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(xix) any Contract for capital expenditures in excess of $50,000 in the aggregate;

(xx) any Contract pursuant to which MitoCareX has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person; and

(xxi) any Contract with any governmental entity, including any agreement which requires consents, licenses, permits, grants, and other authorizations of a governmental entity (each, a “Government Contract”).

(b) All MitoCareX Material Contracts are in written form. MitoCareX has performed in all material respects all of the obligations required to be performed by it and is entitled to all benefits thereunder, and to the knowledge of MitoCareX, is not alleged to be in default in respect of any MitoCareX Material Contract to which it is a party. Each of MitoCareX Material Contracts is in full force and effect, subject only to the effect, if any, of applicable bankruptcy and other similar applicable laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies. MitoCareX has not received any written notice or other written communication regarding any actual or possible violation or breach of, default under, or intention to cancel or modify any MitoCareX Material Contract. MitoCareX has provided N2OFF with true, correct and complete copies of all MitoCareX Material Contracts.

Section 4.14 Brokers and Finders. MitoCareX does not have any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement. No commission or compensation in the nature of a finders’ fee shall be payable by MitoCareX or any of their respective officers, employees or representatives, in their capacities as such, in connection with the transactions contemplated by this Agreement.

Section 4.15 Tax Matters. All taxes, duties and assessments payable or incurred by MitoCareX prior to the Closing Date that are reasonably expected to result in an Encumbrance upon any of the assets of MitoCareX have been or will timely be paid by MitoCareX other than those being contested in good faith by MitoCareX. There is no Encumbrance for taxes upon any of the assets of MitoCareX nor, to the Knowledge of MitoCareX, is any taxing authority in the process of imposing any Encumbrance for taxes on any of such Assets.

Section 4.16 Litigation. As of the date hereof, there is no Legal Proceeding to which MitoCareX or any of its assets or to the Knowledge of MitoCareX, any of its respective directors or officers (in their capacities as such or relating to their employment, services or relationship with MitoCareX), is party pending before any governmental entity, or to the Knowledge of MitoCareX is threatened in writing against MitoCareX. As of the date hereof , there is no Order served against MitoCareX or any of its assets and there is no other Legal Proceeding pending or to the Knowledge of MitoCareX threatened in writing against MitoCareX or any of its assets. MitoCareX does not have any Legal Proceeding pending against any other Person. As of the date hereof, no governmental entity has at any time challenged or questioned the legal right of MitoCareX to conduct its respective operations as presently conducted.

(a) There is no Order served against MitoCareX or to its Knowledge any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with MitoCareX).

ARTICLE V

COVENANTS

Section 5.01 Securities Law Compliance. Each of the Parties hereto understands and agrees that the consummation of this Agreement, including the issuance of the Exchanged Common Stock upon Closing as contemplated hereby, may constitute an offer and sale of securities under the Securities Act, applicable state statutes. Each of N2OFF and the Sellers agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such laws, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the Transactions, N2OFF and the Sellers shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on, as applicable, registration and prospectus exemptions, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

Section 5.02 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Transactions. The Parties hereto will use their commercially reasonable efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties in connection with the Transactions contemplated by this Agreement; and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Transactions.

Section 5.03 Valid Issuances. N2OFF covenants and agrees that upon issuance, the Purchaser Consideration Stock as and when issued pursuant to this Agreement shall be duly authorized, validly issued, fully paid and nonassessable.

Section 5.04 Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 5.05 Future Financing of MitoCareX. Upon Closing, Purchaser shall invest in MitoCareX an amount of US$1,000,000, for the purpose of funding MitoCareX's ongoing research and development and other costs (the “Initial Investment”). The Loan Amount (as defined in the Loan Agreement (as defined below)) provided to MitoCareX pursuant to that certain Loan Agreement dated December 22, 2024, and executed by and among the Purchaser, MitoCareX and MitoCareX’s Guarantor (as are defined therein) (the “Loan Agreement”), shall be deducted from the Initial Investment. Furthermore, at all times after the Initial Investment, and provided that (i) the board of directors of the Purchaser has approved in advance of any Future Financing (as defined below) an operating plan for MitoCareX and (ii) the Purchaser possesses the financial resources necessary to fund the Future Financing, the Purchaser will make available to MitoCareX such amount of funding necessary to finance MitoCareX’s ongoing research and development and other costs (“Future Financing”).

Section 5.06 Directors’ and Officers’ Indemnity Agreements and Insurance.

(a) MitoCareX shall, and the Purchaser shall cause MitoCareX to, indemnify and hold harmless the board members and office holders of MitoCareX as of immediately prior to Closing (each an “Indemnified MitoCareX Party”) as required under any indemnification agreement between such party and MitoCareX in effect as of the date of this Agreement or, with the agreement of the Purchaser, which may be entered into subsequent to the date of this Agreement (each, an “Indemnity Agreement”), all to the extent permissible under the organizational documents of MitoCareX and for the periods specified in such Indemnity Agreement or seven (7) years after Closing, the longer, whether asserted or claimed prior to, at or after the Closing; and MitoCareX hereby waives and releases all claims against any Indemnified MitoCareX Party with respect to matters existing or occurring at or prior to the Closing in their capacities as directors or officer holders. From and after the Closing, and subject to this Section 5.06, MitoCareX shall honor and fulfill, and the Purchaser shall cause MitoCareX to honor and fulfill, in all respects the obligations of MitoCareX under its organizational documents with respect to indemnification, insurance and exculpation of Indemnified MitoCareX Parties and all Indemnity Agreements. For a period of seven (7) years after the Closing, in the event that MitoCareX or any of its successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all of or substantially all of its properties and other assets to any entity, then, and in each such case, the Purchaser shall either (A) guarantee, expressly assume, or shall cause proper provision to be made so that the successors and assigns of MitoCareX shall expressly assume, the obligations set forth in this Section 5.06; or (B) take any other action to ensure that the ability of MitoCareX to satisfy such obligations will not be diminished in any material respect. In furtherance of the foregoing and subject to this Section 5.06, for a period of seven (7) years after the Closing, the Purchaser shall (and shall cause MitoCareX to) cause the articles of association of MitoCareX to contain provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable to the Indemnified MitoCareX Parties as the indemnification, advancement of expenses and exculpation provisions contained in the articles of association of MitoCareX immediately prior to the Closing, and such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnified MitoCareX Parties, except as required by applicable law. The obligations set forth in this Section 5.06 shall survive the Closing. This Section 5.06 will be for the irrevocable benefit of, and will be enforceable by, each Indemnified MitoCareX Party and his or her respective heirs, executors, administrators, estates, successors and assigns (collectively the “Indemnified Parties”) and each Indemnified Party will be an express intended third party beneficiary of this Agreement for such purposes.

(b) The provisions of this Section 5.06 shall be in addition to, and shall not impair, any other rights an Indemnified Party may have under MitoCareX’s organization documents, under applicable law or otherwise.

(c) In the event that any actual or threatened claim, action, suit, proceeding or investigation is brought or asserted against any Indemnified MitoCareX Party or Indemnified Party with respect to matters existing or occurring prior to the Closing in their capacities as such which are subject to indemnification pursuant to an Indemnity Agreement (including acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated hereby and thereby and the consummation thereof) (a “D&O Claim”), then MitoCareX and the Purchaser shall each afford, the Indemnified MitoCareX Party and Indemnified Party and its counsel and other representatives, reasonable access, during normal business hours, upon reasonable notice, to information and documents relating to such D&O Claim and the defense thereof, subject to such Indemnified MitoCareX Party or Indemnified Party signing a confidentiality undertaking in form and substance reasonably satisfactory to the Purchaser, with respect to confidential information and documents being so disclosed. MitoCareX and the Purchaser shall reasonably cooperate with the Indemnified MitoCareX Party and the Indemnified Party in connection with the defense of such D&O Claim.

(d) From and after the Closing, the Purchaser shall include any director or officer of MitoCareX and any Seller serving as a director or officer of the Purchaser, in any directors’ and officers’ liability insurance maintained by Purchaser.

Section 5.07 Reporting under the Exchange Act. With a view to making available to the Sellers the benefits of Rule 144 promulgated under the Securities Act (“SEC Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Seller to sell securities of the Purchaser to the public without registration, the Purchaser shall for a period of not less than five (5) years following the Closing:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the Closing;

(b) use reasonable best efforts to file with the SEC in a timely manner all reports, statements and other documents required of the Purchaser under the Securities Act and the Exchange Act;

(c) furnish to each Seller, so long as the Seller owns any Exchanged Common Stock (including any shares of Common Stock issuable upon the exercise of any Pre-Funded Warrants), any Additional Purchaser Stock or any shares of Common Stock issued to the Sellers pursuant to adjustments as set forth in this Agreement, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with and is in compliance with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Purchaser and such other reports and documents so filed by the Purchaser; and (ii) such other information as may be reasonably requested in availing any Seller of any rule or regulation of the SEC that permits the selling of any such securities without registration; and

(d) reasonably assist the Sellers in connection with their reliance on Rule 144 and the sale of any securities of the Purchaser in reliance thereon (such as, but not limited to, removal of restrictive legends from share certificates, issuance of a letter to the transfer agent, provision of opinion of counsel that the sale qualifies under Rule 144).

ARTICLE VI

MISCELLANEOUS

Section 6.01 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel, without reference to its conflict of laws provisions. The parties hereto agree to exclusively submit to the jurisdiction of the competent courts of Tel Aviv - Jaffa with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

Section 6.02 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to N2OFF:	Attn: David Palach
Address: HaPardes 134 (Meshek Sander) Neve Yarak 4994500 Israel
Tel: (347) 468 9583
Email: david@savefoods.co

If to SciSparc:	Attn: Oz Adler
Address: 20 Raul Wallenberg St. Tower A, 2nd Floor Tel Aviv 6971916, Israel
Tel: +972-3-7175777
Email: oz@scisparc.com

If to MitoCareX:	Attn: Dr. Alon Silverman
Address: 40 Gordon Street, Givatayim, Israel
Tel: +972-52-435-2233
Email: alon.silberman@mitocarexbio.com

If to Alon Silberman:	Attn: Dr. Alon Silverman
Address: 40 Gordon Street, Givatayim, Israel
Tel: +972-52-435-2233
Email: alon.silberman@mitocarexbio.com

If to Ciro Leonardo Pierri:	Attn: Prof. Ciro Leonardo Pierri
Address: Via dello stadio 19, 74021 Carosino (TA), Italy
Tel: +39 328 818 6379
Email: Ciroleo.Pierri@mitocarexbio.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received: (a) if given by email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the mail and, if sent internationally, ten business days after being deposited in the mail; and (c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 6.02.

Section 6.03 Third Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided herein, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 6.04 Expenses. The Purchaser and MitoCareX shall bear the costs and expenses, including legal, accounting and professional fees, incurred in connection with this Agreement, the Transaction Documents and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

Section 6.05 Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.06 Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of two years from Closing, unless a different period is specified with respect to any representation, warranty or covenant. It is the intention of the Parties that the survival period agreed on herein shall supersede any statute of limitations applicable to the representations, warranties and covenants and it is therefore agreed that the provisions of this Section 6.06 constitute a separate written legally binding agreement among the Parties in accordance with the provisions of Section 19 of the Israeli Limitation Law (5718-1958).

Section 6.07 Liability; No Consequential Damages. For the avoidance of doubt, in no event shall any Seller have any liability for a breach of any representation, warranty or covenant of MitoCareX and in no event shall one Seller be liable for any breach of any representation, warranty or covenant of any other Seller. In no event will the Parties be liable for any punitive, consequential, indirect or incidental damages under this Agreement or applicable law, whether in contracts, torts, restitution or otherwise and all indemnification will be limited to direct damage actually incurred. The aggregate liability of each Seller under this Agreement shall not exceed the value of the Exchanged Common Stock as determined below (and with respect to SciSparc shall also include the Cash Payment) and any damages sought against a Seller shall be made only against the Exchanged Common Stock (and with respect to SciSparc may be made against the amount of the Cash Payment), unless the Seller elects at its sole discretion that such indemnification shall be paid in cash and not in the Exchanged Common Stock. Where recourse is against Exchanged Common Stock, the number of shares to be returned shall be determined based on the valuation underlying the number of shares of Common Stock issued at Closing. The provisions of this Section 6.08 are and constitute the sole and exclusive remedy following the Closing as to all money damages based on or arising out of the representations, warranties and covenants of the Sellers hereunder.

Section 6.08 Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

Section 6.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

Section 6.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

N2OFF, INC.

By	/s/ David Palach
Name:	David Palach
Title:	Chief Executive Officer

SCISPARC LTD.

By:	/s/ Oz Adler
Name:	Oz Adler
Title:	CEO, CFO

By:	/s/ Amitai Weiss
Name:	Amitai Weiss
Title:	Chairman

MITOCAREX BIO LTD.

By:	/s/ Alon Silberman
Name:	Alon Silberman
Title:	Director

By:	/s/ Adi Zuloff-Shani
Name:	Adi Zuloff-Shani
Title:	Director

Alon Silberman

By:	/s/ Alon Silberman
Name:	Alon Silberman

Ciro Leonardo Pierri

By:	/s/ Ciro Leonardo Pierri
Name:	Ciro Leonardo Pierri

[Signature page to Securities Purchase and Exchange Agreement]

ANNEX A

Amended and Restated Articles of Association of MitoCareX Bio. Ltd.

ANNEX B

 Regulation S Questionnaire

The information contained herein is being furnished to the Company in order for the N2OFF, Inc. (the “Company”) to determine whether the undersigned’s receipt of the Company’s common stock (the “Securities”) in connection with an exchange of common stock with the Company may be accepted pursuant to Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned understands that (i) the Company will rely upon the following information for purposes of complying with Federal and applicable state securities laws, (ii) the Securities will not be registered under the Securities Act in reliance upon the exemption from registration provided by Rule 903 of Regulation S of the Securities Act, and (iii) this representation letter is not an offer to sell nor the solicitation of an offer to buy any Securities, or any other securities, to the undersigned. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in that certain Securities Purchase and Exchange Agreement dated [●], 2025, by and among the undersigned and the Company (the “Agreement”).

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Securities, such person or entity was outside the United States.
2.	Such person or entity is acquiring the Securities for such Purchaser’s own account, for investment and not for distribution or resale to others and is not purchasing the Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.
3.	Such person or entity will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.
4.	Such person or entity has no present plan or intention to sell the Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Securities and is not acting as a distributor of such securities.
5.	Neither such person or entity, its affiliates nor any person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Securities at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a restrictive legend on any certificate or other document evidencing the Securities, relating to the fact that the Securities are not registered under the Securities Act.

7.	Such person or entity is not acquiring the Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by the Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities.

10.	Such person or entity understands the various risks of an investment in the Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Securities.

11.	Such person or entity has had access to the Company’s publicly filed reports with the Securities and Exchange Commission and has been furnished with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Securities.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Securities.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in the Agreement.

14.	Such person or entity will not sell or otherwise transfer the Securities unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity understands and acknowledges that the Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

Date: ______________, 2025

(Signature of Authorized Signatory)

(Name of Authorized Signatory)

(Title)

Schedule 1.03

Milestones

Schedule 1.07(a)

Amended CEO Agreement

Schedule 1.07(b)

Restricted Stock Unit Agreement

Schedule 1.11(c)

Fully Diluted Basis

Schedule 2.02

List of N2OFF Subsidiaries

Schedule 4

Company Disclosure Schedule